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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934


                        Date of Report:  August 31, 1995


                            ASA INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)



         Delaware                       0-14741                02-0398205
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(State or Other Jurisdiction          (Commission            (IRS Employer
 of Incorporation)                    File Number)           Identification No.)



          10 Speen Street, Framingham, Massachusetts               01701
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           (Address of Principal Executive Offices)              (Zip Code)


       Registrant's Telephone Number Including Area Code: (508) 626-2727

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                               TABLE OF CONTENTS

                                    FORM 8-K

                                August 31, 1995



Item                                                                        Page
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Item 4.  Changes in ASA International, Ltd's Independent Accountant           1

Item 7.  Exhibit                                                              1

Signatures                                                                    2

Exhibit                                                                     E-1




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Item 4.  Changes in Registrant's Certifying Account

         Effective August 28, 1995, the Company retained as its new independent accountants BDO Seidman, replacing the accounting firm of Deloitte & Touche LLP ("Deloitte & Touche"). Deloitte & Touche's report on the financial statements for the two most recent fiscal years contained no adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. No action on the decision to change accountants has been taken by the Board of Directors of the Company.

         During the last two fiscal years and the subsequent interim period preceding such replacement, there were no disagreements between the Company and Deloitte & Touche on any matters of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         None of the "reportable events" described in Item 304(a)(1)(v) occurred with respect to the Company within the last two fiscal years and the subsequent interim period to the date hereof.


Item 7.  Exhibit

         The following exhibit is filed herewith:

         16 Confirmation letter from Deloitte & Touche, dated August 31, 1995, regarding its termination as the Company's independent accountants.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   ASA International, Ltd.



                                                   By:/s/Alfred C. Angelone
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                                                      Alfred C. Angelone
                                                      Chief Executive Officer



Date:  August 31, 1995




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